KPMG AG Wirtschaftsprüfungsgesellschaft THE SQUAIRE / Am Flughafen, 60549 Frankfurt am Main
Deutsche Bank AG To the Shareholders and Supervisory Board Taunusanlage 12 60325 Frankfurt am Main

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Supervisory Board of Deutsche Bank Aktiengesellschaft

We consent to the incorporation by reference in the registration statement (No. 333-226421) on Form F-3 and in the registration statements (Nos. 333-97257, 333-100246, 333-117705, 333-132673, 333-168335, 333-197691 and 333-223301) on Form S-8 of Deutsche Bank Aktiengesellschaft of our report dated March 13, 2020, with respect to the consolidated balance sheet of Deutsche Bank Aktiengesellschaft and subsidiaries as of December 31, 2019, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes, and the specific disclosures described in Note 1 of the consolidated financial statements as being part of the financial statements (collectively, the “consolidated financial statements”) which report appears in the December 31, 2019 annual report on Form 20-F of Deutsche Bank Aktiengesellschaft.

Frankfurt am Main, Germany
March 12, 2021

KPMG AG Wirtschaftsprüfungsgesellschaft